Exhibit 31.2

Certification of principal financial officer

I, Steven T. Campbell, certify that:

  I have reviewed this annual report on Form 10-K/A of United States Cellular Corporation; and
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  March 21, 2016

/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President-Finance, Chief Financial Officer and Treasurer (principal financial officer)